              As filed with the Securities and Exchange Commission
                                 on May 29, 1998




                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            P. H. GLATFELTER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Pennsylvania                                             23-0628360
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


      Spring Grove, Pennsylvania                                   17362
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                            P. H. Glatfelter Company
                   1992 Key Employee Long-Term Incentive Plan
                            (FULL TITLE OF THE PLAN)


                     Robert S. Wood, Secretary and Treasurer
                               228 S. Main Street
                             Spring Grove, PA 17362
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (717) 225-4711
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                          MORRIS CHESTON, JR., ESQUIRE
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                         1735 MARKET STREET, 51ST FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 665-8500

                        CALCULATION OF REGISTRATION FEE



                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities      Amount            Offering       Aggregate        Amount of
to be           to be             Price Per      Offering         Registration
Registered      Registered (1)    Share (2)      Price (2)         Fee
----------      --------------    ---------      ---------        ------------
Common Stock    2,000,000
$.01 par value  shares            $16.4063       $32,812,500      $9,679.69


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend and the like.

(2) Estimated solely for the purpose of computing the registration fee. In accordance with Securities and Exchange Commission Rule 457(c), the price shown is based on the average of the high and low price per share of Common Stock of the Company on May 28, 1998, $16.4063, as traded on the American Stock Exchange.

      Part I and Items 4-7 and 9 of Part II of P. H. Glatfelter Company's Registration Statement on Form S-8 (File No. 33-49660) are incorporated by reference herein pursuant to General Instruction E of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. -   INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 by P. H. Glatfelter Company (the "Company") (File No. 1-3560) are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                  (b) The Company's Current Report on Form 8-K and Amendment No. 1 thereto on Form 8-K/A dated January 2, 1998.

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

            Each document filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

Item 8. -   EXHIBITS

      4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-54409)

      4.2 P. H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan, as amended April 23, 1997 (incorporated by reference to Exhibit A to the Company's Proxy Statement dated March 14, 1997)

      5     Opinion of Ballard Spahr Andrews & Ingersoll, LLP

      15 Letter regarding unaudited interim financial information

      23.1  Consent of Deloitte & Touche LLP

      23.2  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5)

      24    Power of Attorney (included on signature page)

                                  SIGNATURES


            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on May 29, 1998.


                                        P. H. GLATFELTER COMPANY


May 29, 1998                            By: /s/ R. P. Newcomer
                                           -------------------------------------
                                             R. P. Newcomer
                                             Senior Vice President and
                                             Chief Financial Officer



                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. P. Newcomer and R. S. Wood and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                      Date
---------                     -----                      ----

/s/ T. C. Norris              Chairman, President,       May 29, 1998
-------------------------
T. C. Norris                  Chief Executive
                              Officer and Director



/s/ G. H. Glatfelter II       Senior Vice President      May 29, 1998
-------------------------
G. H. Glatfelter II           and Director



/s/ R. P. Newcomer            Senior Vice President      May 29, 1998
-------------------------
R. P. Newcomer                and Chief Financial
                              Officer



/s/ C. M. Smith               Controller                 May 29, 1998
-------------------------
C. M. Smith



/s/ R. E. Chappell            Director                   May 29, 1998
-------------------------
R. E. Chappell



/s/ N. DeBenedictis           Director                   May 29, 1998
-------------------------
N. DeBenedictis



/s/ G. H. Glatfelter          Director                   May 29, 1998
-------------------------
G. H. Glatfelter



/s/ R. S. Hillas              Director                   May 29, 1998
-------------------------
R. S. Hillas



/s/ M. A. Johnson II          Director                   May 29, 1998
-------------------------
M. A. Johnson II



/s/ R. W. Kelso               Director                   May 29, 1998
-------------------------
R. W. Kelso



/s/ P. R. Roedel              Director                   May 29, 1998
-------------------------
P. R. Roedel



/s/ J. M. Sanzo               Director                   May 29, 1998
-------------------------
J. M. Sanzo



/s/ R. L. Smoot               Director                   May 29, 1998
-------------------------
R. L. Smoot

                                  EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION

      4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-54409)


      4.2 P. H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan, as amended April 23, 1997 (incorporated by reference to Exhibit A to the Company's Proxy Statement dated March 14,
                  1997)

      5           Opinion of Ballard Spahr Andrews & Ingersoll, LLP

      15 Letter regarding unaudited interim financial information

      23.1        Consent of Deloitte & Touche LLP

      23.2        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5)

      24          Power of Attorney (included on signature page)